Item 30. Exhibit (h) i. s. 2. i.

AMENDMENT TO ADMINISTRATIVE FEE LETTER AGREEMENT

THIS AMENDMENT TO THE ADMINISTRATIVE FEE LETTER AGREEMENT (“Amendment”) effective December 9, 2021 by and among T. Rowe Price Associates, Inc. (“T. Rowe Price”), and Massachusetts Mutual Life Insurance Company (the “Company”).

WITNESSETH:

WHEREAS, T. Rowe Price and the Company entered into an Administrative Fee Letter Agreement effective March 3, 2000, as amended, (“Agreement”) and that Agreement is being amended herein.

WHEREAS, the parties wish to amend the Agreement in the manner set forth herein.

NOW THEREFORE, the parties to the Agreement hereby agree to amend the Agreement as follows:

1.	The definition of “Funds” in the Agreement shall include all portfolios of T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc and T. Rowe Price International Series, Inc.

2.	Section 2 of the Agreement is deleted in its entirety and replaced with the following:

“2. The Company. The Company is a Massachusetts insurance company. The Company and/or its wholly-owned affiliates issue variable annuity and/or variable life insurance contracts (the “Contracts”) supported by various separate accounts (“Separate Accounts”) which are registered with the SEC as a unit investment trust. The Company and/or its wholly-owned affiliate has entered into a Participation Agreement (the “Participation Agreement”) with the Funds pursuant to which the Company and/or its wholly-owned affiliate purchases shares of the Funds for the Separate Accounts supporting the Company’s Contracts.”

3.
This Amendment may be executed in any number of counterparts, including facsimile        copies thereof or electronic scan copies thereof delivered with electronic mail, each of which shall be deemed an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

Signatures located on following page

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

T. ROWE PRICE ASSOCIATES, INC.		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ William Presley	By:	/s/ Michael S. Dunn
Name:	William Presley	Name:	Michael S. Dunn
Title:	Vice President	Title:	Head of Institutional Insurance
Date:	December 14, 2021	Date:	December 9, 2021

MML INVESTORS SERVICES, LLC

		By:	/s/ Wendy Benson
		Name:	Wendy Benson
		Title:	President

MML DISTRIBUTORS, LLC

		By:	/s/ Paul LaPiana
		Name:	Paul LaPiana
		Title:	President

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